================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                   -----------

                                OCTOBER 13, 1999
                        (Date of earliest event reported)


                             STARNET FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)



               DELAWARE                                33-13627                               75-2168244
    (State or other jurisdiction of           (Commission file number )          (I.R.S. employer identification no.)
    incorporation or organization)


               17000 PRESTON ROAD, SUITE 350, DALLAS, TEXAS 75248
                    (Address of principal executive offices)


                                  972-239-2939
                         (Registrant's telephone number,
                              including area code)


================================================================================

ITEM 1.           CHANGES IN CONTROL OF REGISTRANT.

Not applicable.

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         On October 13, 1999, StarNet Financial, Inc., a Delaware corporation (the "Company") completed the acquisition of Residential Lenders, Inc., a Florida corporation ("RLI"). RLI is engaged in the business of residential mortgage lending. Pursuant to a Stock Purchase Agreement, effective as of October 1, 1999, the Company acquired all of the outstanding capital stock of RLI. The Company issued 250,000 shares the Company's common stock, $.01 par value ("Common Stock"), to the stockholders of RLI. The purchase price for the acquisition was determined by an arm's length negotiation among the parties. The transaction was accounted for as a purchase.

         On October 15, 1999, the Company completed the acquisition of assets of Occidental Mortgage Corporation, a California corporation ("Occidental"). Occidental is engaged in the business of residential mortgage lending. Pursuant to an Asset Purchase Agreement, effective as of October 1, 1999, the Company acquired substantially all of the assets and operating business of Occidental. As consideration for the acquisition, the Company delivered to Occidental a promissory note for $365,000 and a five-year option to purchase 300,000 shares of Common Stock at a purchase price of $1.00 per share. As further consideration, the Company will cause to be paid to Occidental an amount equal to 1% of the closed loan volume for November and December 1999 and January 2000. The amount of consideration was determined by an arm's length negotiation among the parties. The transaction was accounted for as a purchase.

         Taken together, the acquisitions of RLI and Occidental were deemed "significant." Accordingly, separate historical and pro forma statements will be filed no later than 75 days after the consummation of the acquisitions.

ITEM 3.           BANKRUPTCY OR RECEIVERSHIP.

Not applicable.

ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.           OTHER EVENTS

Not applicable.

ITEM 6.           RESIGNATIONS OF REGISTRANT'S DIRECTORS

Not applicable.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

           (a)    Financial Statements of Businesses Acquired.

                  The appropriate financial statements are filed herewith.

           (b)    Pro Forma Financial Information.

                  The appropriate pro forma financial information relating to the acquisitions will be filed with the Securities and Exchange Commission no later than seventy-five days after the consummation of the acquisitions.

           (c)    Exhibits:

                  2.1   ---     Stock Purchase Agreement, dated as of October 1,
                                1999, by and among StarNet Financial, Inc.,
                                Residential Lenders, Inc., and all of the Stockholders of Residential Lenders, Inc.

                  2.2   ---     Asset Purchase Agreement, dated as of October 1,
                                1999, among StarNet Financial, Inc., Occidental
                                Mortgage Corporation and the Shareholders thereof.

ITEM 8.           CHANGE IN FISCAL YEAR.

Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   STARNET FINANCIAL, INC.


Dated: November 16, 1999           By: /s/ Daniel L. Jackson
                                      ------------------------------------------
                                      Daniel L. Jackson, Chief Executive Officer

                      -----------------------------------

                           RESIDENTIAL LENDERS, INC.

                                ORLANDO, FLORIDA

                             FINANCIAL STATEMENTS,

                             SUPPLEMENTARY SCHEDULE

                             AND COMPLIANCE SECTION

                          YEAR ENDED DECEMBER 31, 1998

                      -----------------------------------

                           RESIDENTIAL LENDERS, INC.

                                    CONTENTS
                                    --------

Independent Auditors' Report                                                   1

Financial Statements:

     Balance Sheet                                                             3
     Statement of Income and Retained Earnings                                 4
     Statement of Cash Flows                                                   5
     Notes to Financial Statements                                             6

Supplementary Schedule:

     Schedule of Adjusted Net Worth to Determine Compliance
       With HUD Net Worth Requirements                                        10

Compliance Section:

     Independent Auditors' Report on Compliance and on Internal
       Control Over Financial Reporting Based on an Audit of
       Financial Statements Performed in Accordance with
       Government Auditing Standards                                          12

     Schedule of Findings and Questioned Costs                                14

            [AVERETT, WARMUS, DURKEE, BAUDER & THOMPSON LETTERHEAD]


                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Residential Lenders, Inc.
Orlando, Florida

We have audited the accompanying balance sheet of Residential Lenders, Inc. as of December 31, 1998, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards and standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Residential Lenders, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

In accordance with Government Auditing Standards, we have also issued our report dated March 23, 1999, on our consideration of Residential Lenders, Inc.'s internal control over financial reporting and our tests of its compliance with certain provisions of laws, regulations and contracts.

To the Board of Directors
Residential Lenders, Inc.


Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary schedule on page 10 is presented for purposes of additional analysis and is not a required part of the basic financial statements of Residential Lenders, Inc. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.


/s/ AVERETT, WARMUS, DURKEE, BAUDER & THOMPSON


March 23, 1999

                           RESIDENTIAL LENDERS, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1998

                                     ASSETS
Current Assets:
  Cash and cash equivalents                                          $ 53,319
  Short-term investments                                               14,091
  Escrow cash -- restricted                                            24,439
  Accounts receivable                                                  72,094
  Prepaid expense                                                       6,887
                                                                     --------
        Total current assets                                          170,830
                                                                     --------

Office Furniture and Equipment, net of accumulated
  depreciation of $30,470                                              30,376
                                                                     --------

Other Assets:
  Due from related party                                               25,389
  Organization costs, net of accumulated
    amortization of $1,575                                                175
  Deposits                                                                539
                                                                     --------
        Total other assets                                             26,103
                                                                     --------
                                                                     $227,309
                                                                     ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accrued expenses                                                   $    151
  Escrow liability                                                     24,439
  Accrued income taxes                                                  4,177
  Deferred income taxes -- current                                     14,446
                                                                     --------
        Total current liabilities                                      43,213

Deferred Income Taxes -- Noncurrent                                     6,265
                                                                     --------
        Total liabilities                                              49,478
                                                                     --------
Commitments and Contingencies (Note 1)

Stockholders' Equity:
  Common stock -- par value $1 per share; 10,000 shares
    authorized, issued and outstanding                                 10,000
  Stock subscriptions receivable                                      (10,000)
  Retained earnings                                                   177,831
                                                                     --------
        Total stockholders' equity                                    177,831
                                                                     --------
                                                                     $227,309
                                                                     ========


                See accompanying notes to financial statements.

                           RESIDENTIAL LENDERS, INC.

                   STATEMENT OF INCOME AND RETAINED EARNINGS
                      For the Year Ended December 31, 1998


Mortgage Brokerage Revenue                                  $1,360,781
                                                             ---------
Operating Expenses:
     Personnel                                                 935,433
     General and administrative                                314,328
     Depreciation and amortization                              10,308
                                                             ---------
          Total operating expenses                           1,260,069
                                                             ---------
Operating Income                                               100,712
                                                             ---------
Other Income (Expenses):
     Investment income                                           1,550
     Loss on disposal of fixed asset                              (209)
                                                             ---------
          Total other income (expenses)                          1,341
                                                             ---------
Income Before Income Taxes                                     102,053

Income Taxes                                                    19,076
                                                             ---------
Net Income                                                      82,977

Retained Earnings, Beginning of Year                            94,854
                                                             ---------
Retained Earnings, End of Year                              $  177,831
                                                            ==========

                See accompanying notes to financial statements.

                           RESIDENTIAL LENDERS, INC.

                            STATEMENT OF CASH FLOWS

                      For the Year Ended December 31, 1998

Cash Flows From Operating Activities:
  Net income                                                  $ 82,977
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization                              10,308
     Loss on disposal of fixed asset                               209
     (Increase) decrease in:
       Accounts receivable                                     (44,043)
       Prepaid expenses                                         (5,887)
     Increase (decrease) in:
       Accrued expenses                                            131
       Accrued income taxes                                     (2,824)
       Deferred income taxes                                     9,792
                                                              --------
          Net cash provided by operating activities             50,663
                                                              --------
Cash Flows From Investing Activities:
  Decrease in amount due from related party                      4,776
  Purchase of fixed assets                                     (11,842)
  Purchase of short-term investments                           (14,091)
                                                              --------
          Net cash used in investing activities                (21,157)
                                                              --------
Net Increase in Cash and Cash Equivalents                       29,506
Cash and Cash Equivalents, Beginning of Year                    23,813
                                                              --------
Cash and Cash Equivalents, End of Year                        $ 53,319
                                                              ========
Supplementary Cash Flow Information:
  Interest paid                                               $     --
                                                              ========
  Income taxes paid                                           $ 11,824
                                                              ========

                See accompanying notes to financial statements.

                           RESIDENTIAL LENDERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                      For the Year Ended December 31, 1998


1.   Summary of Significant Accounting Policies:

     Organization and Purpose - Residential Lenders, Inc. (the "Company") was incorporated in January, 1994. The Company provides mortgage brokerage services for conventional loans, Department of Housing and Urban Development ("HUD") loans (as a loan correspondent) and Department of Veterans Affairs ("VA") loans. The Company began operations in July, 1994.

     Basis of Presentation - The Company uses the accrual basis of accounting which recognizes revenue when earned and expenses when incurred.

     Cash and Cash Equivalents - All highly-liquid financial instruments with a maturity of three months or less when acquired are considered to be cash equivalents. Restricted cash consists of escrow deposits made by potential mortgagors for appraisals, credit reports, and fees that are to be disbursed by the Company. The deposits are maintained in a separate bank account, and a liability recorded to reflect the fiduciary nature of the deposits.

     Office Furniture and Equipment - Office furniture and equipment is recorded at cost and depreciated over the estimated useful lives of the assets (5 to 7 years) by the straight-line method. The cost of additions and improvements which substantially extend the useful life of a particular asset is capitalized. Repair and maintenance costs are charged to expense. Upon sale or other disposition, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income.

     Organization Costs - Organization costs were deferred and are being amortized over a five-year period using the straight-line method.

     Deferred Income Taxes - Deferred income taxes are provided based on temporary differences between the carrying amount of assets and liabilities in the financial statements and their income tax bases. Such differences are attributable to the use of cash basis accounting and accelerated depreciation for income tax purposes, as well as marketable securities being reported at cost for income tax purposes.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Advertising Costs - Non direct-response advertising costs, amounting to $28,037 in 1998, were expensed as incurred.

                           RESIDENTIAL LENDERS, INC.

                      For the Year Ended December 31, 1998


1.   Summary of Significant Accounting Policies - Continued:

     Marketable Securities - Management determines the appropriate classification on investment securities at the time they are acquired and the appropriateness of such classification at each balance sheet date. Management has determined that all marketable securities at December 31, 1998 are trading securities. Trading securities are held for resale in anticipation of short-term (generally ninety days or less) fluctuations in market price. Trading securities consisting solely of shares in mutual funds are stated at fair value. Realized and unrealized gains and losses are included in income.

2.   Marketable Equity Securities Available-for-Sale:

     Marketable equity securities consist of Chartwell Dividend and Income Fund shares as follows at December 31, 1998:

          Trading Securities:
             Cost                                                    $15,534
             Gross unrealized losses                                  (1,443)
                                                                     -------
          Marketable Securities, net                                 $14,091
                                                                     =======


3.   Related Party Transactions:

     At December 31, 1998, the Company has an informal loan receivable of $25,389 from an officer. The receivable is due on demand and bears interest at the applicable federal blended rate (5.63% at December 31, 1998).

4.   Commitments and Contingencies:

     Operating Leases - The Company leases office space, office equipment and an automobile under operating leases. Total rental expense was $41,252 for the year ended December 31, 1998.

     Future minimum rental commitments are as follows:

       Year Ended December 31,
               1999                                                  $ 59,163
               2000                                                    59,165
               2001                                                    51,073
               2002                                                    45,640
               2003                                                    45,639
                                                                     --------
                                                                     $260,680
                                                                     ========

                           RESIDENTIAL LENDERS, INC.

                      For the Year Ended December 31, 1998

4.   Commitments and Contingencies - Continued:

     Concentrations of Credit Risk - Accounts receivable potentially expose the Company to concentrations of credit risk, as defined by Statement of Financial Accounting Standards No. 105 "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk". The Company's operations involve a single industry (mortgage brokerage), and the customer base is concentrated in the Central Florida geographical area. The Company generally does not require collateral from its customers, but continues an on-going credit evaluation of its customer base. Credit losses are expected to be minimal.

     Loans originated by the Company are sold to loan sponsors approved by HUD. For the year ended December 31, 1998 the Company sold all of its loans to fifteen approved loan sponsors.

     Year 2000 - The Company has replaced and upgraded certain of its computer hardware and software systems to enhance efficiency and address "year 2000" compliance issues which, if not resolved, could adversely impact the Company's operations. No assurance can presently be given that unforeseen compliance problems will not arise, or that the Company's suppliers and vendors have appropriately addressed the issue.

5.   Income Taxes:

     Income tax expense consists of the following:


          Current:
               Federal                                              $  6,694
               State                                                   2,306
                                                                    --------
                    Total current                                      9,000
                                                                    --------

          Deferred:
               Federal                                                 7,050
               State                                                   3,026
                                                                    --------
                    Total deferred                                    10,076
                                                                    --------
                                                                    $ 19,076
                                                                    ========

The provision for income taxes differs from the amount of income tax determined by applying the statutory federal income tax rate of 34% to pre-tax income due to surtax exemptions.

                             SUPPLEMENTARY SCHEDULE

                           RESIDENTIAL LENDERS, INC.

                  SCHEDULE OF ADJUSTED NET WORTH TO DETERMINE
                   COMPLIANCE WITH HUD NET WORTH REQUIREMENTS

                               December 31, 1998


Stockholders' Equity per Balance Sheet                                  $177,831

Less Unacceptable Assets
  Due from related party                              $ 25,389
  Organization costs                                       175
                                                      --------
                                                                          25,564
                                                                        --------

Adjusted Net Worth for FHA Requirement Purposes                         $152,267
                                                                        ========

Net Worth Required                                                      $ 50,000
                                                                        ========

                              COMPLIANCE SECTION

            [AVERETT, WARMUS, DURKEE, BAUDER & THOMPSON LETTERHEAD]


                        Independent Auditors' Report on
               Compliance and on Internal Control Over Financial
                    Reporting Based on an Audit of Financial
                    Statements Performed in Accordance with
                         Government Auditing Standards


To the Board of Directors
Residential Lenders, Inc.
Orlando, Florida

We have audited the financial statements of Residential Lenders, Inc. as of and for the year ended December 31, 1998, and have issued our report thereon dated March 23, 1999. We conducted our audit in accordance with generally accepted auditing standards and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States.

Compliance

As part of obtaining reasonable assurance about whether Residential Lenders, Inc.'s financial statements are free of material misstatement, we performed tests of its compliance with certain provisions of laws, regulations and contracts, noncompliance with which could have a direct and material effect on the determination of financial statement amounts. However, providing an opinion on compliance with those provisions was not an objective of our audit and, accordingly, we do not express such an opinion. The results of our tests disclosed one instance of noncompliance that is required to be reported under Government Auditing Standards which is described in the accompanying Schedule of Findings and Questioned Costs as item 1.

Internal Control Over Financial Reporting

In planning and performing our audit, we considered Residential Lenders, Inc.'s internal control over financial reporting in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and not to provide assurance on the internal control over financial reporting. However, we noted certain matters involving the internal control over financial reporting and its operation that we consider to be

To the Board of Directors
Residential Lenders, Inc.


reportable conditions. Reportable conditions involve matters coming to our attention relating to significant deficiencies in the design or operation of the internal control over financial reporting that, in our judgment, could adversely affect Residential Lenders, Inc.'s ability to record, process, summarize and report financial data consistent with the assertions of management in the financial statements.

A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. Our consideration of the internal control over financial reporting would not necessarily disclose all matters in the internal control that might be reportable conditions and, accordingly, would not necessarily disclose all reportable conditions that are also considered to be material weaknesses. However, we noted the following matter involving the internal control structure and its operation that we consider to be a reportable condition and a material weakness as defined above. This condition was considered in determining the nature, timing, and extent of the procedures to be performed in our audit of the financial statements of Residential Lenders, Inc. for the year ended December 31, 1998.

         We noted that, due to the small size of the entity, there is a lack of segregation of duties in the accounting, administrative and financial reporting functions.

This report is intended solely for the information and use of the Board of Directors and management of Residential Lenders, Inc. and governmental agencies and is not intended to be, and should not be, used by anyone other than these specified parties.


/s/ AVERETT, WARMUS, DURKEE, BAUDER & THOMPSON

March 23, 1999

                           RESIDENTIAL LENDERS, INC.

                   SCHEDULE OF FINDINGS AND QUESTIONED COSTS

                     For the Year Ended December 31, 1998


I.   Findings and Questioned Costs:

Finding                                                     Questioned
  No.                         Finding                          Costs
- -------   ----------------------------------------------    ----------

  1       Mortgagee Approval Handbook (HUD) 4060.1,
          Chapter 3, 3-4(c)1.

          A loan correspondent must close all mortgages which it originates in its own name. We noted three files in the sample that closed in the name of the sponsor.

          We recommend that the Company ensure that all
          mortgages, which it originates as a loan              **
          correspondent, close in the Company's name.


II.  Status of Prior Year Findings and Questioned Costs:

Finding                                                     Questioned
  No.                         Finding                          Costs
- -------   ----------------------------------------------    ----------

  1       Mortgagee Approval Handbook (HUD) 4060.1,
          Chapter 3, 3-4(c)1.

          A loan correspondent must close all mortgages which it originates in its own name. Noted was one file in the sample that closed in the name of the sponsor.

          In a few rare instances, in order to close the
          loan, the mortgages are closed in the name of
          the sponsor. For the most part, this is               **
          required by the sponsor. The Company makes
          every effort to comply with this requirement
          when possible.


** The amount is either not applicable or not ascertainable.

                  [KUSHNER, SMITH, JOANOU, & GREGSON LETTERHEAD]





                          OCCIDENTAL MORTGAGE CORPORATION
                                 (AN S CORPORATION)

                                FINANCIAL STATEMENTS
                                        AND
                             SUPPLEMENTARY INFORMATION
                       YEARS ENDED DECEMBER 31, 1998 AND 1997
                    (WITH INDEPENDENT AUDITOR'S REPORT THEREON)

                                TABLE OF CONTENTS

                                                                             PAGE
                                                                            NUMBER
                                                                            ------

    Independent Auditor's Report                                                1

    Balance Sheets - December 31, 1998 and 1997                               2-3

    Statements of Income (Loss) - Years Ended December 31, 1998 and 1997        4

    Statements of Stockholders' Equity (Deficit) - Years Ended
       December 31, 1998 and 1997                                               5

    Statements of Cash Flows - Years Ended December 31, 1998 and 1997         6-7

    Notes to Financial Statements - December 31, 1998 and 1997               8-15

       Supplementary Information:

         Schedule 1:    Computation of Adjusted Net Worth to Determine
                        Compliance with GNMA Net Worth
                        Requirements - December 31, 1998                       16

         Schedule 1a:   Computation of Adjusted Net Worth to Determine
                        Compliance with GNMA Net Worth Requirements
                        (As Adjusted) - January 29, 1999                       17

         Schedule 2:    Computation of GNMA Required Insurance
                        Coverage - December 31, 1998                           18

         Schedule 3:    Computation of Adjusted Net Worth to
                        Determine Compliance with HUD Net Worth
                        Requirements - December 31, 1998                       19

         Schedule 3a:   Computation of Adjusted Net Worth to
                        Determine Compliance with HUD Net Worth
                        Requirements (As Adjusted) - January 29, 1999          20

                 [KUSHNER, SMITH, JOANOU & GREGSON LETTERHEAD]




                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Occidental Mortgage Corporation
(An S Corporation)

We have audited the accompanying balance sheets of Occidental Mortgage Corporation (An S Corporation) as of December 31, 1998 and 1997 and the related statements of income (loss), stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards and Governmental Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Occidental Mortgage Corporation (An S Corporation) as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in Schedules 1 through 3 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                          INDEPENDENT AUDITOR'S REPORT
                                   (Continued)

In accordance with Government Auditing Standards, we have also issued a report dated March 29, 1999 on our consideration of Occidental Mortgage Corporation's internal control structure and a report dated March 29, 1999 on its compliance with laws and regulations.



/s/ KUSHNER, SMITH, JOANOU & GREGSON, LLP

March 29, 1999

                         OCCIDENTAL MORTGAGE CORPORATION
                               (AN S CORPORATION)

                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                                     ASSETS


                                                      1998            1997
                                                  ------------    ------------
Current assets
 Cash                                             $    104,513    $     73,360
 First trust deed notes receivable held for sale
    (Notes 2 and 4)                                 14,108,297      22,303,900
 Notes receivable -- related parties (Note 3)          920,000              --
 Prepaid expenses and other current assets             425,948         404,038
 Real estate owned - net                                51,748          60,662
 Due from officer                                       37,000              --
 Deferred income taxes (Note 7)                          4,000          20,000
                                                  ------------    ------------
         Total current assets                       15,651,506      22,861,960
                                                  ------------    ------------

Property and equipment (Note 5)                        528,744         894,256
 Less accumulated depreciation and amortization       (313,376)       (822,707)
                                                  ------------    ------------
    Net property and equipment                         215,368          71,549
                                                  ------------    ------------

Other assets
 Covenants not to compete - net (Note 6)                29,712          59,425
 Deposits                                               28,480          17,276
                                                  ------------    ------------
    Total other assets                                  58,192          76,701
                                                  ------------    ------------
                                                  $ 15,925,066    $ 23,010,210
                                                  ============    ============


(Balance sheets continued on the following page)

                          OCCIDENTAL MORTGAGE CORPORATION
                                 (AN S CORPORATION)

                                   BALANCE SHEETS
                                    (CONTINUED)
                             DECEMBER 31, 1998 AND 1997

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


                                                            1998            1997
                                                        ------------    ------------
Current liabilities
     Notes payable to banks (Note 4)                    $ 14,925,693    $ 22,130,758
     Accounts payable and accrued expenses                   465,285         871,849
     Income taxes payable (Note 7)                             2,200              --
     Due to former stockholders (Note 11)                    198,318         256,623
     Note payable to related party (Note 8)                       --         200,000
                                                        ------------    ------------
          Total liabilities                               15,591,496      23,459,230
                                                        ------------    ------------

Lease commitments and contingencies and
     subsequent event (Notes 4 and 9)

Stockholders' equity (deficit) (Note 11 and 12)
     Common stock, $100 and $1 par value, 1,000,000
      and 75,000 shares authorized, 400,000 and 7,920
      shares issued and outstanding, respectively            400,000           7,920
     Retained earnings (deficit)                             (66,430)       (456,940)
                                                        ------------    ------------
          Total stockholders' equity (deficit)               333,570        (449,020)
                                                        ------------    ------------
                                                        $ 15,925,066    $ 23,010,210
                                                        ============    ============



See accompanying notes to financial statements

                         OCCIDENTAL MORTGAGE CORPORATION
                               (AN S CORPORATION)

                           STATEMENTS OF INCOME (LOSS)
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                    1998            1997
                                                ------------    ------------
Revenues
 Loan origination fees:
   Governmental                                 $    183,535    $    233,580
   Conventional                                    1,421,020       1,740,179
 Loan processing fees                                377,933       1,036,946
 Interest income on loans - net                       52,919          30,232
 Gain on sale of first trust deed notes            4,644,574       2,824,575
 Loan servicing fees                                   6,710         211,580
 Other income                                        115,710         151,622
                                                ------------    ------------
   Total revenue                                   6,802,401       6,228,714
                                                ------------    ------------

Operating expenses
 Salaries and related costs                        4,020,683       3,615,122
 General and administrative expenses               2,406,576       4,188,490
                                                ------------    ------------
    Total operating expenses                       6,427,259       7,803,612
                                                ------------    ------------

Operating income (loss)                              375,142      (1,574,898)
                                                ------------    ------------

Other income (expense)
 Gain on sale of mortgage servicing rights            61,329         462,210
 Loss) on sale of property and
   equipment                                          (4,564)           (678)
 Interest (expense)                                  (22,397)        (17,603)
                                                ------------    ------------
    Total other income (expense)                      34,368         443,929
                                                ------------    ------------

Income (loss) before income taxes                    409,510      (1,130,969)

Provision (benefit) for income taxes (Note 7)         19,000         (26,985)
                                                ------------    ------------

Net income (loss)                               $    390,510    $ (1,103,984)
                                                ============    ============




See accompanying notes to financial statements

                          OCCIDENTAL MORTGAGE CORPORATION
                                 (AN S CORPORATION)

                    STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                       YEARS ENDED DECEMBER 31, 1998 AND 1997



                                  SHARES                        RETAINED         TOTAL
                                ISSUED AND       COMMON         EARNINGS      STOCKHOLDERS'
                                OUTSTANDING       STOCK         (DEFICIT)   EQUITY (DEFICIT)
                                ------------   ------------   ------------  ----------------
Balance at December 31, 1996           7,920   $      7,920   $    647,044    $    654,964

Net (loss) for the year ended
     December 31, 1997                    --             --     (1,103,984)     (1,103,984)
                                ------------   ------------   ------------    ------------

Balance at December 31, 1997           7,920          7,920       (456,940)       (449,020)

Stock issuance (Note 12)             392,080        392,080             --         392,080

Net income for the year ended
     December 31, 1998                    --             --        390,510         390,510
                                ------------   ------------   ------------    ------------

Balance at December 31, 1998         400,000        400,000        (66,430)        333,570
                                ============   ============   ============    ============

See accompanying notes to financial statements

                          OCCIDENTAL MORTGAGE CORPORATION
                                 (AN S CORPORATION)

                              STATEMENTS OF CASH FLOWS
                       YEARS ENDED DECEMBER 31, 1998 AND 1997



                                                           1998             1997
                                                       -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Cash received from customers                      $  14,998,004    $ 207,796,278
     Cash paid to suppliers and employees                (13,983,818)    (207,788,434)
     Interest paid                                           (22,397)         (17,603)
     Income taxes paid                                          (800)            (800)
                                                       -------------    -------------
          Net cash provided (applied) from operating
            activities                                       990,989          (10,559)
                                                       -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Acquisition of property and equipment                  (199,130)         (23,739)
     Proceeds from sale of property and
       equipment                                               1,190               25
     Proceeds from notes received - related parties         (920,000)              --
     Proceeds from sale of mortgage servicing
       rights                                                 61,329          462,210
                                                       -------------    -------------
          Net cash provided (applied) from investing
            activities                                    (1,056,611)         438,496
                                                       -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from stock issuance                            192,080               --
     Proceeds from due from officer                          (37,000)              --
     Repayments of amounts borrowed                               --         (512,107)
     Repayments to former stockholders                       (58,305)        (528,092)
                                                       -------------    -------------
          Net cash provided (applied) from financing
            activities                                        96,775       (1,040,199)
                                                       -------------    -------------

Net increase (decrease) in cash                               31,153         (612,262)

Cash at beginning of year                                     73,360          685,622
                                                       -------------    -------------

Cash at end of year                                    $     104,513    $      73,360
                                                       =============    =============



(Statements of cash flows continued on the following page)

                          OCCIDENTAL MORTGAGE CORPORATION
                                 (AN S CORPORATION)

                              STATEMENTS OF CASH FLOWS
                                    (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                            1998            1997
                                                        ------------    ------------
Net income (loss)                                       $    390,510    $ (1,103,984)

Adjustments to reconcile net income (loss) to net
  cash provided (applied) from operating activities
     Depreciation and amortization                            79,270          71,791
     (Gain) on sale of mortgage servicing rights             (61,329)       (462,210)
     Loss on sale of property and equipment                    4,564             678
     Provision (benefit) for deferred taxes                   16,000         (24,000)
                                                        ------------    ------------
                                                             429,015      (1,517,725)
                                                        ------------    ------------
Change in assets and liabilities
  (Increase) decrease in assets:
     First trust deed notes receivable held for sale       8,195,603      (9,163,324)
     Prepaid expenses and other current assets               (21,910)        (27,172)
     Real estate owned - net                                   8,914         597,084
     Other assets                                                 --          29,646
     Deposits                                                (11,204)             --
  Increase (decrease) in liabilities:
     Activity on notes payable to banks - net             (7,205,065)      9,406,591
     Accounts payable and accrued expenses                  (406,564)        689,702
     Income taxes payable                                      2,200         (15,200)
     Deposits                                                     --         (10,161)
                                                        ------------    ------------
                                                             561,974       1,507,166
                                                        ------------    ------------

Net cash provided (applied) from operating activities   $    990,989    $    (10,559)
                                                        ============    ============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

During the year ended December 31, 1998, the stockholders of the Company assumed a $200,000 note payable in exchange for 200,000 shares of stock distributed in proportion to their ownership interests. (Note 12)

See accompanying notes to financial statements

                          OCCIDENTAL MORTGAGE CORPORATION
                                 (AN S CORPORATION)

                           NOTES TO FINANCIAL STATEMENTS
                             DECEMBER 31, 1998 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION OF THE COMPANY - Occidental Mortgage Corporation (the "Company") is a California S corporation. The Company was incorporated and commenced business in March 1967 as a residential mortgage lending institution. It is headquartered in Irvine, California and has branch offices in San Ramon, California (servicing Northern California and the Pacific Northwest) and Dallas, Texas (servicing the central states). Using a network of mortgage brokers and a retail office, the Company operates in twenty-two states throughout the United States.

NATURE OF BUSINESS - The Company originates, sells, and services loans secured by residential real estate. Principal sources of revenue are (i) loan origination related fees; (ii) net interest income earned on loans held pending sale; (iii) gain from the sale of loans; (iv) gains from the sale of loan servicing rights; and (v) loan servicing and related fees.

LOAN ORIGINATION FEES - Loan origination fees, including those charged to sellers of residential properties, are recorded when processing activities are completed, and the related loan is funded.

LOAN PROCESSING FEES - These fees represent document processing and other miscellaneous income collected from the mortgagor which are recorded at the time the loan is funded.

CONCENTRATIONS OF CREDIT RISKS - The Company originates loan mortgages for individuals throughout the United States. The Company's revenues are not materially dependent on a single individual or small group of individuals. The Company performs ongoing credit evaluations on its customers. The Company maintains reserves for potential losses and such losses have been within management's expectations. The Company maintains cash deposits with major banks and limits the amount of credit exposure to any one financial institution.

The Company maintains bank accounts with major banking institutions in which the deposits are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. As of December 31, 1998 and 1997, the Company had approximately $44,000 and $123,000, respectively in these accounts in excess of the FDIC insurance limit.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and operating expenses during the reporting period. Actual results could differ from those estimates.

                          OCCIDENTAL MORTGAGE CORPORATION
                                 (AN S CORPORATION)

                           NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)
                             DECEMBER 31, 1998 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


GAIN ON SALE OF FIRST TRUST DEED NOTES - Gain on the sale of first trust deed notes, which represents the difference between the sales price and net carrying amount of the loan, are recorded at the time of sale to permanent investors. Losses are recorded when the cost of such trust deed notes exceeds their aggregate market value. Gains are shown net of related commitment fee expense of none for the years ended December 31, 1998 and 1997.

SERVICING FEES - Servicing fees, which are generally based upon a percentage of the outstanding principal balances of serviced loans, are recorded as the installment collections on the related loans are received. At December 31, 1998 and 1997, the Company serviced loans for others totaling $404,187 and $819,537, respectively.

INTEREST INCOME AND LOANS - NET - Interest on first trust deed notes held for sale is recorded as revenue when earned, and is shown net of related interest expense of $1,632,673 and $1,031,912 for the years ended December 31, 1998 and 1997, respectively.

FIRST TRUST DEEDS RECEIVABLE HELD FOR SALE - First trust deeds held for sale are primarily first trust deed notes secured by single family residences located throughout the United States and are stated at the lower of cost (net of purchase discounts) or aggregate market, with market generally being based upon outstanding investor commitments for the purchase of such notes. Costs of obtaining commitments are deferred and recognized in operations as the related loans are sold or when it can be determined that the commitment will expire unused. As of December 31, 1998 and 1997, the Company had investor commitments outstanding totaling $14,128,000 and $22,091,000, respectively.

REAL ESTATE OWNED - Real estate owned ("REO") consists of real estate acquired in satisfaction of debt. Upon acquisition, REO is recorded at the lower of the related loan's recorded investment or the property's fair value. As all REO is normally held for sale, a net realizable value calculation is also performed. Any excess of the recorded investment over the lesser of fair market value or net realizable value is charged to a valuation allowance. Provisions for subsequent market value declines and operating income, net of operating expenses, are included in loan and real estate owned losses in the accompanying statements of operations. At December 31, 1998 and 1997, valuation allowance on REO totaled $31,490 and $10,059, respectively.

                          OCCIDENTAL MORTGAGE CORPORATION
                                 (AN S CORPORATION)

                           NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)
                             DECEMBER 31, 1998 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT (CONTINUED) - Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in income.

INCOME TAXES - The Company has elected S Corporation status for Federal and state income tax purposes. Under this provision, the Company does not pay Federal income taxes, and operating income and losses are passed through to the stockholders. State income taxes are provided for based upon earnings reported for financial statement purposes, at the S Corporation financial institution rate of 3.5% for the years ended December 31, 1998 and 1997, respectively.

COVENANTS NOT TO COMPETE - Covenants not to compete represent agreements with the former stockholders of acquired entity to not compete with the Company over a stated period of time. Covenants not to compete are amortized on the straight-line method over the term of the related agreements (Note 6).

PROFIT SHARING AND "401K" SAVINGS PLAN - The Company has a profit sharing and "401K" savings plan which covers substantially all employees whereby the employees can defer a percentage of eligible wages and the Company can make discretionary matching contributions. Employer contributions for the years ended December 31, 1998 and 1997 were $23,653 and $17,925, respectively.

VACATION EXPENSE - Employees earn credits during the current year for future vacation benefits. The expense and corresponding liability are accrued when vacations are earned rather than when vacations are paid.

NOTE 2 - FIRST TRUST DEED NOTES RECEIVABLE HELD FOR SALE

First trust deed notes held for sale at December 31, 1998 and 1997 consist of the following:

                                     1998          1997
                                  -----------   -----------
Cost                              $14,074,100   $22,097,934
Discounts and net deferred fees        34,197       205,966
                                  -----------   -----------
Carrying value                    $14,108,297   $22,303,900
                                  ===========   ===========

                        OCCIDENTAL MORTGAGE CORPORATION
                               (AN S CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Certain of the notes are insured or guaranteed by Federal government agencies. The notes are pledged to collateralize certain bank loans (Note 4).

NOTE 3 - NOTES RECEIVABLE - RELATED PARTIES

Notes receivable, totaling $920,000, from related parties consist of a $402,500 note receivable from a related party, bearing interest at 6.9% per annum and a $517,500 note receivable from an officer, bearing interest at 6.8% per annum. Both notes are secured by first trust deeds on residential properties with appraised values totaling $1,180,000.

Subsequent to the balance sheet date, the loans were sold to permanent investors at a profit.

There were no notes receivable from related parties at December 31, 1997.

NOTE 4 - NOTES PAYABLE TO BANKS AND SUBSEQUENT EVENT

Notes payable to banks at December 31, 1998 and 1997 consist of the following:

                                                                       MAXIMUM
                                                                       LINE OF
                                                                        CREDIT             1998              1997
                                                                       -------             ----              ----
Warehouse line of credit with a financial institution,
secured by first trust deed notes receivable (1998 --
$14,108,297    1997 -- $22,303,900) and notes receivable from
related parties (1998 -- $920,000). The line bears interest
at a variable-rate which adjusts based on predetermined indices, approximately 8.25% per annum at December 31, 1998. The line is renewed every time a confirmation of a transaction is
executed by both parties.                                             $ 25,000,000     $ 14,925,693      $ 21,682,668

Subsequent to the balance sheet date, the Company entered into an additional warehouse line of credit with a financial institution.

                          OCCIDENTAL MORTGAGE CORPORATION
                                 (AN S CORPORATION)

                           NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)
                             DECEMBER 31, 1998 AND 1997

NOTE 4 - NOTES PAYABLE TO BANKS AND SUBSEQUENT EVENT (Continued)

The line bears interest at a variable-rate which adjusts
based on predetermined indices, approximately 8.25% per
annum at December 31, 1998.                                          15,000,000                  --             --
                                                                    -----------        ------------   ------------
                                                                     40,000,000          14,925,693     21,682,668

Warehouse line of credit repaid and cancelled during 1998                    --                  --        448,090
                                                                    -----------        ------------   ------------
                                                                    $40,000,000        $ 14,925,693   $ 22,130,758
                                                                    ===========        ============   ============

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1998 and 1997 consist of the following:

                                            1998         1997
                                          ---------    ---------
     Furniture and fixtures               $ 518,030    $ 886,418
     Automobiles                                 --        7,288
     Leasehold improvements                  10,714          550
                                          ---------    ---------
                                            528,744      894,256
          Less accumulated depreciation
            and amortization               (313,376)    (822,707)
                                          ---------    ---------
     Net property and equipment           $ 215,368    $  71,549
                                          =========    =========

Depreciation and amortization expense for the years ended December 31, 1998 and 1997 totaled $49,248 and $42,079, respectively.

NOTE 6 - COVENANTS NOT TO COMPETE

The Company maintains covenants not to compete with certain former stockholders. The amounts attributed to the covenants not to compete are pursuant to each contract and are amortized over the contractual life of three years (Note 11). The carrying value of the covenants not to compete at December 31, 1998 and 1997 is as follows:

                         OCCIDENTAL MORTGAGE CORPORATION
                               (AN S CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                           DECEMBER 31, 1998 AND 1997



NOTE 6 - COVENANTS NOT TO COMPETE (CONTINUED)

                                     1998           1997
                                  -----------    -----------
Covenants not to compete          $    89,137    $    89,137
  Less accumulated amortization       (59,425)       (29,712)
                                  -----------    -----------
                                  $    29,712    $    59,425
                                  ===========    ===========

NOTE 7 - PROVISION (BENEFIT) FOR INCOME TAXES

Deferred income taxes result from the temporary differences arising from the use of straight-line depreciation for financial statement purposes while accelerated methods are used for tax purposes and from differences in the recognition of accrued vacation, foreclosure losses and the state income tax provision for book and tax reporting purposes.

The provision (benefit) for state income taxes for the years ended December 31, 1998 and 1997 consist of the following:

                    1998            1997
                ------------    ------------
     Current    $      3,000    $     (2,985)
     Deferred         16,000         (24,000)
                ------------    ------------
                $     19,000    $    (26,985)
                ============    ============

NOTE 8 - NOTE PAYABLE TO RELATED PARTY

The $200,000 note payable to a related party at December 31, 1997 was assumed by the existing stockholders during the year ended December 31, 1998 (Note 12).

                          OCCIDENTAL MORTGAGE CORPORATION
                                 (AN S CORPORATION)

                           NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)
                             DECEMBER 31, 1998 AND 1997

NOTE 9 - LEASE COMMITMENTS AND CONTINGENCIES

The Company leases branch office facilities under noncancellable operating leases expiring at various dates from February 1999 to June 2001.

In addition to the above, the Company has entered into a sublease agreement for the remaining term of its lease obligation of an office facility in Texas. The sublease expires in March 1999 and calls for monthly rents of $2,225.

The Company also leases various office equipment under noncancellable lease obligations. The agreements have expiration dates ranging from June 2002 to July 2003 and monthly rents ranging from $185 to $2,013.

The future net minimum rental commitments for the noncancellable operating lease are as follows:

                                          OFFICE
                          OFFICE         SUBLEASE         OFFICE       NET LEASE
                        FACILITIES        INCOME         EQUIPMENT     COMMITMENT
                       ------------    ------------    ------------   ------------
Years ending December 31:
          1999         $    320,382    $     (6,675)   $     48,156   $    361,863
          2000              280,496              --          48,156        328,652
          2001              106,240              --          48,156        154,396
          2002                   --              --          38,152         38,152
          2003                   --              --          13,188         13,188
                       ------------    ------------    ------------   ------------
                       $    707,118    $     (6,675)   $    195,808   $    896,251
                       ============    ============    ============   ============

Net rent expense relating to the above operating leases for the years ended December 31, 1998 and 1997 amounted to $277,579 and $209,843, respectively.

NOTE 10 - CUSTODIAL FUNDS

The balance sheets as of December 31, 1998 and 1997 do not include escrow trust, and other custodial funds administered by the Company and for which the Company has a fiduciary responsibility. The funds are kept in noninterest-bearing bank accounts until disbursed in accordance with the related agreements and totaled $56,336 and $28,521 at December 31, 1998 and 1997, respectively.

                         OCCIDENTAL MORTGAGE CORPORATION
                               (AN S CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                           DECEMBER 31, 1998 AND 1997



NOTE 11 - STOCK SALE AND REDEMPTION

On September 30, 1996, the Company's stockholders voted a one thousand-for-one stock split of its common stock. The stockholders then sold 7,920 shares of their common stock to individuals and the rest of their stock was redeemed by the Company for $1,848,911. As part of the transaction, the Company purchased covenants not to compete with the former stockholders for $89,137 (Note 6). At December 31, 1998 and 1997, the balance owed to the former stockholders for this redemption was $198,318 and $256,623, respectively.

NOTE 12 - STOCK ISSUANCE

The Company issued 200,000 shares of common stock to existing shareholders in exchange for assumption of a note payable to an individual (Note 8) during the year ended December 31, 1998. The Company also issued 192,080 shares of common stock to the same shareholders in exchange for a receivable of $192,080 which is included in prepaid expenses and other current assets at December 31, 1998. This receivable balance was paid to the Company by the Company's shareholders subsequent to year end. The aforementioned shares were issued in proportion to existing ownership interests.

SCHEDULE 1                                                                    16

                        OCCIDENTAL MORTGAGE CORPORATION
                               (AN S CORPORATION)

                 COMPUTATION OF ADJUSTED NET WORTH TO DETERMINE
                  COMPLIANCE WITH GNMA NET WORTH REQUIREMENTS
                               DECEMBER 31, 1998


Stockholders' equity per balance sheet at December 31, 1998         $    333,570
     Less unacceptable assets for computation of adjusted
       net worth as set forth in the Audit Guide:                       (229,080)
                                                                    ------------

     Adjusted net worth for GNMA requirement purposes               $    104,490*
                                                                    ============

GNMA required net worth:
     Unpaid principal balances of securities outstanding            $         --
     Outstanding balance of commitments issued and
       requested                                                              --
                                                                    ------------

                                                                    $         --
                                                                    ============

    Computed net worth requirement                                  $    250,000
                                                                    ============

* THE ADJUSTED NET WORTH DEFICIENCY ABOVE WAS RECTIFIED ON JANUARY 29, 1999 UPON CONVERSION OF UNACCEPTABLE ASSETS TO CASH. SEE THE FOLLOWING PAGE FOR REVISED NET WORTH CALCULATION REFLECTING THE AFOREMENTIONED CASH RECEIPTS.

SCHEDULE 1a                                                                  17

                          OCCIDENTAL MORTGAGE CORPORATION
                                 (AN S CORPORATION)

                   COMPUTATION OF ADJUSTED NET WORTH TO DETERMINE
                    COMPLIANCE WITH GNMA NET WORTH REQUIREMENTS
                         JANUARY 29, 1999 (AS RESTATED)


Stockholders' equity per balance sheet at January 29, 1999   $333,570
     Less unacceptable asset for computation of adjusted
       net worth as set forth in the Audit Guide:                  --
                                                             --------
     Adjusted net worth for GNMA requirement purposes        $333,570
                                                             ========
GNMA required net worth:
     Unpaid principal balances of securities outstanding     $     --
     Outstanding balance of commitments issued and
       requested                                                   --
                                                             --------
Computed net worth requirement                               $     --
                                                             ========
                                                             $250,000
                                                             ========

    SCHEDULE 2                                                                18

                          OCCIDENTAL MORTGAGE CORPORATION
                                 (AN S CORPORATION)

                            COMPUTATION OF GNMA REQUIRED
                                 INSURANCE COVERAGE
                                 DECEMBER 31, 1998

IDENTIFICATION OF AFFILIATED GNMA ISSUERS
 Affiliated GNMA issuers                                                     None
 Affiliated issuers on same insurance policies                               None

REQUIRED INSURANCE CALCULATION
 Servicing Portfolio:
   GNMA                                                               $        --
   FNMA                                                                        --
   FHLMC                                                                       --
   Other                                                                  404,187
                                                                      -----------

Total servicing portfolio                                             $   404,187
                                                                      ===========

Required fidelity bond coverage                                       $   300,000
Required mortgage servicing errors and omissions coverage             $   300,000

VERIFICATION OF INSURANCE COVERAGE
 Fidelity bond coverage at end of reporting period                    $   300,000
 Mortgage servicing errors and omissions coverage at end of
   reporting period                                                   $   300,000

EXCESS (DEFICIT) INSURANCE COVERAGE
 Fidelity bond coverage                                               $        --
 Mortgage servicing errors and omissions coverage                     $        --

GNMA LOSS PAYABLE ENDORSEMENT
 Fidelity bond coverage                                                       Yes
 Mortgage servicing errors and omissions coverage                             Yes

SCHEDULE 3                                                                    19
                         OCCIDENTAL MORTGAGE CORPORATION
                               (AN S CORPORATION)

                        COMPUTATION OF ADJUSTED NET WORTH
                        TO DETERMINE COMPLIANCE WITH HUD
                             NET WORTH REQUIREMENTS
                                DECEMBER 31, 1998




Calculation of HUD net worth requirement for 1998:
  FHA loans serviced at December 31, 1998                       $        --

Add: FHA loans originated in fiscal 1998                         17,230,226

Less:   Principal balance at December 31, 1998 or FHA
        Loan originated in fiscal 1998 and serviced at
        December 31, 1998                                                --
                                                                -----------
              Total FHA volume                                  $17,230,226
                                                                ===========

Net worth requirement percentage                                          1%
                                                                -----------

Calculated net worth requirement                                    172,302

Actual net worth requirement(1)                                     250,000

Stockholders' equity per balance sheet          $   333,570

Less unacceptable assets                           (229,080)
                                                -----------

Adjusted net worth for HUD requirement purposes                     104,490
                                                                -----------

Adjusted net worth (below) amount required                      $  (145,510)*
                                                                ===========


(1) Per HUD Handbook 4060.1 REV-1 paragraph 2-4A, mortgagees must maintain a net worth of not less than $250,000 plus 1% of the volume of insured mortgages serviced, purchased and originated in excess of $25,000,000 during its prior fiscal year, up to a maximum of $1,000,000.

* THE ADJUSTED NET WORTH DEFICIENCY ABOVE WAS RECTIFIED ON JANUARY 29, 1999 UPON CONVERSION OF UNACCEPTABLE ASSETS TO CASH. SEE FOLLOWING PAGE FOR REVISED NET WORTH CALCULATION REFLECTING THE AFOREMENTIONED CASH RECEIPTS.

SCHEDULE 3a                                                                   20

                          OCCIDENTAL MORTGAGE CORPORATION
                                 (AN S CORPORATION)

                         COMPUTATION OF ADJUSTED NET WORTH
                          TO DETERMINE COMPLIANCE WITH HUD
                               NET WORTH REQUIREMENTS
                           JANUARY 29, 1999 (AS RESTATED)



Calculation of HUD net worth requirement for 1998:
  FHA loans serviced at December 31, 1998                       $        --

Add: FHA loans originated in fiscal 1998                         17,230,226

Less:   Principal balance at December 31, 1998 or FHA
        Loan originated in fiscal 1998 and serviced at
        December 31, 1998                                                --
                                                                -----------
              Total FHA volume                                  $17,230,226
                                                                ===========

Net worth requirement percentage                                          1%
                                                                -----------

Calculated net worth requirement                                    172,302

Actual net worth requirement(1)                                     250,000

Stockholders' equity per balance sheet         $   333,570

Less unacceptable assets                                --
                                               -----------

Adjusted net worth for HUD requirement purposes                     333,570
                                                                -----------

Adjusted net worth (above) amount required                      $    83,570
                                                                ===========


(1) Per HUD Handbook 4060.1 REV-1 paragraph 2-4A, mortgagees must maintain a net worth of not less than $250,000 plus 1% of the volume of insured mortgages serviced, purchased and originated in excess of $25,000,000 during its prior fiscal year, up to a maximum of $1,000,000.

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                  DESCRIPTION
- -------                 -----------
2.1  ---    Stock Purchase Agreement, dated as of October 1, 1999, by and among
            StarNet Financial, Inc., Residential Lenders, Inc., and all of the
            Stockholders of Residential Lenders, Inc.

2.2  ---    Asset Purchase Agreement, dated as of October 1, 1999, among StarNet
            Financial, Inc., Occidental Mortgage Corporation and the
            Shareholders thereof.